SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                             HERLEY INDUSTRIES, INC.

             (Exact Name of Registrant as Specified in its Charter)

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        Delaware                              23-2413500
(State of Incorporation)          (I.R.S. Employer Identification No.)

                                10 Industry Drive
                          Lancaster, Pennsylvania 17603
                    (Address of Principal Executive Offices)

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       Securities to be registered pursuant to Section 12(b) of the Act:

                                      None
                                (Title of Class)

       Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class           Name of each exchange on which
Being Registered              Each Class is to be Registered
--------------------          -------------------------------

Common Stock, par value       National Association of Securities Dealers, Inc.
$.10 per share                National Market System

Common Stock Purchase         National Association of Securities Dealers, Inc.
Warrants                      National Market System

Item 1.   Description of Registrant's Securities to be Registered:

     The description of the securities to be registered hereby is incorporated by reference to the description contained in Amendment No. 1 to the Registrant's Registration Statement No. 333-39767 on Form S-1, as filed with the Securities and Exchange Commission (the "Commission") on November 18, 1997.


Item 2.   Exhibits.

     1.  Certificate  of  Incorporation  of  the  Registrant   (incorporated  by
reference to Exhibit 3.1 to the Registrant's Registration Statement No. 333-39767 on Form S-1, as amended).

     2. By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement No. 333-39767 on Form S-1, as amended).

     3. Warrant Agreement between the Registrant and American Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement No. 333-39767 on Form S-1, as amended).

     4. Warrant certificate (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement No. 333-39767 on Form S-1, as amended).

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         HERLEY INDUSTRIES, INC.


December 4, 1997                         By: /s/ Anello C. Garefino
                                             ---------------------------
                                             Anello C. Garefino
                                             Vice President & Treasurer